SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 1, 2003

PEABODY ENERGY CORPORATION (Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

701 Market Street, St. Louis, Missouri	63101

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(314) 342-3400

N/A (Former name or former address, if changed since last report.)

SIGNATURE
EXHIBIT INDEX
EX-99.1 Press Release

Item 5. Other Events and Regulation FD Disclosure.

On November 30, 2003, Peabody Energy Corporation issued a press release announcing that it has signed a memorandum of understanding with RAG Coal International AG to purchase two high-quality metallurgical coal operations in Queensland, Australia, and more than 100 million metric tonnes of coal reserves. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

See the Exhibit Index at page 4 of this report.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

Date: December 1, 2003	/s/ RICHARD A. NAVARRE Richard A. Navarre Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

The exhibits below are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit
No.	Description of Exhibit

99.1	Press release of Peabody Energy Corporation dated November 30, 2003.

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